                                                                     EXHIBIT 4.4

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Registered                                                            Registered
                            VASTAR RESOURCES, INC.

                       8.75% NOTES DUE FEBRUARY 1, 2005

      VASTAR RESOURCES, INC., a             CUSIP 922380AA8
corporation duly organized and existing     SEE REVERSE FOR CERTAIN DEFINITIONS
under the laws of Delaware (herein
called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to

                      ***Cede & Co.***      *150000000*



, or registered assigns, the principal sum of               **ONE HUNDRED FIFTY MILLION**                          DOLLARS

on February 1, 2005, and to pay interest thereon from February 1, 1995, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 in each year, commencing August 1, 1995, at the rate of 8.75% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such Interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of Atlanta, Georgia, or, at the option of the Holder, in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, providing, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereby by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


Dated: February 1, 1995               IN WITNESS WHEREOF, the Company has caused
                                      this instrument to be duly executed under its corporate seal.

TRUSTEE'S AUTHENTICATION CERTIFICATE    Attest:            VASTAR RESOURCES, INC
This is one of the Securities of
the series designated therein
referred to in the within-mentioned
Indenture.
     NationsBank of Texas, N.A.,
By  /s/ T.R. Singer   as Trustee   /s/ Albert D. Hoppe   By /s/ Michael E. Wiley



               Authorized Signature           Secretary               President

                            VASTAR RESOURCES, INC.
                       8.75% NOTES DUE FEBRUARY 1, 2005

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of January 1, 1995 (herein called the "Indenture"), between the Company and NationsBank of Texas, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $150,000,000.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of all Securities at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     The Indenture contains provisions for the legal defeasance at any time of the entire indebtedness of the Company on this Security upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security. Upon compliance with such provisions, the Company shall be deemed to have paid and discharged the entire indebtedness on this Security and the Company's obligation to pay the principal of (and premium, if any) and interest on this Security shall cease, terminate and be completely discharged.

     The Indenture provides that no Holder of any Securities may enforce any remedy under the Indenture except in the case of refusal or neglect of the Trustee to act after notice of default and request by the Holders of 25% in principal amount of Outstanding Securities in the series for which a remedy is sought to be enforced and the offer to the Trustee of reasonable indemnity.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall, without the consent of the Holder, alter or impair the right of the Holder, which is absolute and unconditional, to receive payment of principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue; and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                           _________________________
                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenants in common               UNIF GIFT MIN ACT - _______________________ Custodian ________________________________
TEN ENT -  as tenants by the entireties                            (Cust)                              (Minor)
JT TEN  -  as joint tenants with right of                         under Uniform Gifts to Minors Act
           survivorship and not as tenants                        __________________________________________________________________
           in common                                                     (State)

    Additional abbreviations may also be used though not in the above list.

                        ______________________________
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------

________________________________________________________________________________

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________
the within Security and all rights thereunder, hereby irrevocably constituting

________________________________________________________________________________
and appointing

________________________________________________________________________________
to transfer said Security on the books of the Company, with full power of

________________________________________________________________________________
substitution in the premises.


Dated: _________________________   _____________________________________________
                                   NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.